EXHIBIT 99.2

SEPARATION AGREEMENT
AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is between RC2 Corporation ("Company") and John Lee ("Lee").

RECITAL

The Company and Lee desire to affect a final resolution and settlement of all matters and issues relating directly or indirectly to Lee's employment with the Company and his March 31, 2006 separation from that employment ("Separation Date"), and have arrived at a compromise of all such matters in this Agreement.

AGREEMENTS

1.  Termination of Employment Agreement and Employment. Lee acknowledges and agrees that the March 4, 2003 Employment Agreement between Lee and the Company, a copy of which is attached as Exhibit A, and Lee's employment with the Company, will all terminate effective March 31, 2006. Lee acknowledges and agrees that he has received timely and appropriate notice from the Company of the termination of the Employment Agreement and his employment, and that he is not otherwise entitled to any further payments pursuant to the Employment Agreement, or to the consideration called for by this Agreement.

2.  Consideration. Conditioned upon Lee's proper execution and return of this Agreement to the Company, the Company shall pay Lee a total gross severance payment of $100,000.00, which shall be paid in equal installments between January 1, 2006 and March 31, 2006, in accordance with the Company's normal payroll practices. These severance payments shall be subject to tax withholding and all required deductions. These payments are not amounts to which Lee is otherwise entitled, and constitutes additional consideration for Lee's release and waiver of potential claims identified in paragraph 6 below.

3.  Acknowledgment of Full Compensation. The Company shall also pay Lee an amount equivalent to his 2005 bonuses under the RC2 Corporation Incentive Bonus Plan and RC2 Corporation Top Management Additional Bonus Plan (the "Bonus Plans"), calculated in a manner consistent with that used by the Company in calculating the 2005 bonuses for other participants in the Bonus Plans, and subject to all ordinary tax withholding and required deductions. To the extent that Lee is eligible to receive such bonuses, Lee shall receive such amount in or about March 2006, or at such other time as the Company pays bonuses to other eligible employees under the Bonus Plans. Lee acknowledges and agrees that the 2005 bonuses under the Bonus Plans, as described above, are the only bonuses to which he may be entitled from the Company and that, with the payment of the 2005 bonuses under the Bonus Plans to which he may be entitled, if any, he will have received all of the bonus compensation from the Company to which he may be entitled and shall not be entitled to any further bonus payments from the Company.

      Lee further acknowledges and agrees that he will continue to participate in the Company's health insurance, retirement benefit, and life insurance plans through March 31, 2006, and deductions for these benefits will be taken from any remaining salary or severance payments due to Lee from the Company. Lee will also continue to have access to the Company plane in accordance with Company policy through March 31, 2006.

Lee acknowledges and agrees that with the exception of any 2005 bonuses to which he may be entitled as described above, any health insurance plan benefits, retirement plan benefits, and life insurance plan benefits to which he may be entitled as described above, as well as his continued access to the company plane through March 31, 2006, Lee has received all salary, fringe benefits (including without limitation by enumeration vacation pay, deferred pay, profit sharing, 401(k) plan contributions and expense reimbursement) and all other compensation and benefits owed by the Company to Lee through and including the Separation Date, and that Lee is not entitled to any additional or future compensation arising out of his employment with the Company or pursuant to the terms of the Employment Agreement.

4.  Confidentiality and Non-Disclosure. Lee agrees that this Agreement, and its existence, terms and provisions, are strictly confidential and shall not be divulged or disclosed in any way to any person other than his spouse, legal counsel, or tax advisor. Should Lee choose to divulge the existence, terms and/or provisions of this Agreement to his spouse, legal counsel, or tax advisor, he shall insure that they will be similarly bound to keep the same confidential. A breach of this paragraph by Lee's spouse, legal counsel, or tax advisor shall be considered a breach of this paragraph by Lee.

       5.  Non-Admission of Liability. Neither this Agreement nor any action taken by the Company pursuant to it shall in any way be construed as an admission by the Company of any liability, wrongdoing, or violation of law, regulation, contract or policy regarding all of the Company's decisions and actions regarding the employment or separation from employment of Lee.

       6.  Release. For valuable consideration from the Company as stated above, Lee, for himself and his heirs, personal representatives, successors and assigns, hereby releases all claims of whatever nature that he may have against the Company, its affiliates, related entities, subsidiaries, predecessors, successors and assigns and its present, former or later insurers, agents, representatives, officers, administrators, directors, principals and employees (collectively "Releasees"), which arise out of or are in any manner based upon or related to the employment relationship between Lee and the Company, and his separation from the Company, and from all other claims or liabilities of any nature whatsoever which have arisen from any occurrence, transaction, omission or communication which transpired or occurred at any time before or on the date of this Agreement; provided, however, that this Agreement will not prevent any party from asserting a claim against the other party in the event the other party breaches this Agreement.

       Without limitation to the foregoing, Lee specifically releases, waives and forever discharges the above-listed entities and persons (Releasees) from and against all liabilities, claims, actions, demands, damages, fees and costs of every nature, whether known or unknown, asserted or unasserted, which arise under the Illinois Human Rights Act and other local, Illinois or federal discrimination-related, employment-related, labor-related, bias-related or equal rights-related laws, statutes, regulations, orders or ordinances; federal and Illinois Wage and Hour laws; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the Fair Labor Standards Act; the Equal Pay Act; local, state or federal parental, family and medical leave acts; or arising under any other local, state or federal statute, ordinance, regulation or order, or which involve a claim or action for wrongful discharge, wrongful termination, defamation, misrepresentation, violation of public policy, invasion of privacy, emotional distress, breach of contract (express or implied; written or oral) and/or any other tort or common law cause of action including, but not limited to, any cause of action alleging that the Company breached the Employment Agreement.

        This waiver and release does not affect those rights or claims that arise after the execution of this Agreement.

        7.  No Reinstatement, Reemployment or Rehire. Lee expressly declines reinstatement, reemployment or rehire by the Company and waives all rights to claim such relief. If he should apply for employment with the Company or with any of its related entities in the future, he agrees that he has no entitlement to such employment, and that he may be denied such employment on the basis of this Agreement.

  8.  No Pending Matters. Lee warrants and represents that he has not filed any pending complaint, charge, claim or grievance concerning his compensation, separation from employment or terms and conditions of employment against the Company with any local, state or federal agency, court or commission, and that if any agency, commission or court assumes jurisdiction of any such complaint, charge, claim or grievance on behalf of Lee, he will request that agency, commission, or court to dismiss such proceeding with prejudice.

        9.  Non-Disparagement. Lee agrees to maintain a positive and constructive attitude and demeanor towards the Company, its directors, officers, shareholders, principals, employees and agents, and agrees to refrain from making derogatory comments or statements of a negative nature about the Company, its directors, officers, shareholders, principals, employees and agents, to anyone, including, but not limited to, current and former Company clients, employees, vendors, and referral sources.

10.  Return of Company Property. Any and all Company records, files, keys, documents, credit cards, confidential or proprietary information, computer software programs, or any other property owned by or belonging to the Company in Lee's possession or under his control before, on or after his Separation Date shall immediately be returned to the Company without any originals or copies being kept by Lee or conveyed to any other person or entity. Lee further acknowledges and agrees that on or after his Separation Date, he was no longer authorized to incur any expenses on behalf of the Company and that if he does incur any expenses on behalf of the Company on or after his Separation Date, he agrees to immediately reimburse the Company for any such expenses.

11.  Binding Agreement; Severability. This Agreement shall be binding upon Lee and upon his heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of the Releasees and to their heirs, administrators, representatives, executors, successors and assigns. It is understood and agreed that the provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions herein shall not affect the validity and enforceability of the other provisions herein.

12.  Complete and Exclusive Agreement. The parties understand and agree that this Agreement is final and binding and constitutes the complete and exclusive statement of the terms and conditions of settlement, that no representations or commitments were made by the parties to induce this Agreement other than as expressly set forth herein and that this Agreement is fully understood by the parties. This Agreement may not be modified or supplemented except by a subsequent written agreement signed by the party against whom enforcement is sought.

13.  Consideration Period; Acknowledgment. Lee represents that he has had the opportunity and time to consult with legal counsel concerning the provisions of this Agreement, if he so chooses, and that he has been given an adequate amount of time to consider this Agreement. The parties understand and agree that the Company has the right to revoke its offer at any time prior to either party’s signing of this Agreement for any reason including, without limitation, Lee's making of derogatory comments or statements of a negative nature about the Company, its directors, officers, shareholders, principals, employees and agents to anyone, including, but not limited to, current and former Company clients, employees, vendors, and referral sources. The undersigned parties acknowledge and agree that they have carefully read the foregoing document, that a copy of the document was available to them prior to execution, that they understand its contents including its release of claims, that they have been given the opportunity to ask any questions concerning the Agreement and its contents, and have signed this Agreement as their free and voluntary act.

IN WITNESS WHEREOF, the parties herein executed this Separation Agreement and General Release as of the date appearing next to their signatures.

RC2 CORPORATION
Dated: December 13, 2005	By: /s/ Curt W. Stoelting

Title: CEO_____________ ____

Dated: December 13, 2005	/s/ John Lee________ _________ John Lee

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